Exhibit 99

NETWORK EQUIPMENT TECHNOLOGIES
TO ACQUIRE QUINTUM TECHNOLOGIES

Acquisition Expands NET’s Portfolio of Enterprise Voice Solutions

Conference Call and Webcast on October 26, 2007, at 9:00 a.m. ET

Fremont, CA, October 26, 2007 – Network Equipment Technologies, Inc. (NYSE: NWK), a global provider of multi-service network exchange solutions for enterprise and government customers, announced today that it has signed a definitive agreement to acquire privately held Quintum Technologies, a leading enterprise VoIP access switching and gateway solutions provider. Under the terms of the agreement, NET will acquire all of the outstanding shares of Quintum for a total equity value of $41 million, comprised of $20.5 million in cash and $20.5 million in NET stock. The number of NET shares to be issued to Quintum shareholders will be determined five trading days prior to the transaction closing. NET will also assume approximately $2.0 million in debt currently on Quintum’s balance sheet, which it intends to pay off in full upon the transaction closing. In addition, NET has committed to issue to Quintum employees a number of stock options having an approximate Black Scholes valuation of at least $3 million. The Boards of Directors of NET and Quintum, and a sufficient number of the stockholders of Quintum, have approved the transaction, which, subject to customary closing conditions, NET expects to close during its third fiscal quarter, ending December 28, 2007.

Quintum’s VoIP access switching and gateway products are distributed in more than 50 countries through independent resellers and have been successfully deployed in both enterprise and service-provider networks globally. Founded in 1998, Quintum is headquartered in Eatontown, NJ with additional offices in Schaumberg, IL; Hong Kong, Taipei and Shanghai, and currently has more than 75 employees. Upon completion of the transaction, Quintum will be a wholly-owned subsidiary of NET. Its products will continue to be sold under the Quintum brand through its existing channels with the added leverage of NET’s organizational infrastructure to support larger deployments and expand the distribution reach to government and enterprise customers.

NET’s suite of NX Series and VX Series products are designed to enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications, particularly in large enterprises and advanced voice exchange solutions.  Quintum’s products are well suited for enterprise branch offices, the small to mid-sized business (SMB) market, and the markets for hosted-voice and SIP-trunking solutions. Combined, the two organizations should provide a scalable solution for all size of enterprise customers.

NET President and CEO C. Nicholas Keating, Jr. remarked, “The acquisition of Quintum reflects NET’s strategy to broaden our VoIP product solutions.  This will add further scale to our growing VoIP business and put us in a better position to address enterprise and government customer requirements. NET and Quintum share a common vision for the converged unified messaging and unified communications markets. Our technologies, product strategy and sales focus are highly complementary.”

“In Asia, Quintum has built a substantial customer base and important partnerships, as well as integrated manufacturing capabilities. NET plans to evaluate opportunities to leverage Quintum’s manufacturing capabilities to reduce the cost structure on certain NET products,” added Keating.

Cheng T. Chen, CEO and Co-Founder of Quintum Technologies, commented, “Since inception, Quintum’s focus has been to offer a logical migration path to a converged network infrastructure for enterprises and for next-generation service providers. We’ve developed a complete line of intelligent access and switching solutions. Combining with NET provides Quintum with access to significantly greater resources to better address and support our customers’ and partners’ needs, both today and in the future.”

NET expects to report its results for its fiscal second quarter on Wednesday, October 31, 2007 after market close. The company anticipates that revenues for fiscal 2008 will be in the range of $112 to $115 million, excluding the effect of the acquisition of Quintum. Quintum’s unaudited quarterly revenue in its most recent fiscal year has been in the range of $4 to $5 million. Following the acquisition, Quintum’s revenues and operating results will be consolidated with NET’s, and additional charges are expected for newly issued employee stock options and amortization of intangible assets.

Savvian Advisors, LLC acted as financial advisor and Heller Ehrman LLP acted as legal counsel to NET, and Day Pitney LLP acted as legal counsel to Quintum.

Conference Call and Webcast Information:
NET and Quintum will be hosting a conference call on October 26, 2007, to discuss the acquisition.  The call will be held at 9:00 a.m. ET. Please dial (800) 561-2731 or (617) 614-3528 and provide conference ID# 62630894 to access the call. The conference call will also be broadcast from http://ir.net.com.

A recording of the conference call will be provided by telephone and the internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on November 1, 2007; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 85151384. A digital recording will be available on NET’s website for one year.

About Network Equipment Technologies, Inc.
For nearly a quarter of a century, Network Equipment Technologies, Inc. (NET) has provided voice and data communications equipment for multi-service networks requiring high degrees of versatility, interoperability, security and performance. NET’s broad family of products are purpose-built for mixed-service, multi-protocol networks; bandwidth-sensitive site communications; high performance, security-sensitive transmissions; and converged communications. The company’s NX (network exchange) and VX (voice exchange) products enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications.

Visit www.net.com for more information.

About Quintum Technologies

Headquartered in Eatontown, NJ, Quintum delivers VoIP access solutions that bring the reliability and voice clarity of public telephone networks to Internet telephony. Quintum's intelligent VoIP access solutions integrate easily into existing PBX and IP infrastructures, making them the ideal choice for service providers and enterprises alike.

Quintum has the second-largest market share in the stand alone media gateway market according to Frost and Sullivan, and is ranked number 205 on the INC 500 list of fastest growing private companies. Quintum products are integrated into solutions from some of the world’s most notable companies including Microsoft, AT&T, Avaya & Nortel.  Quintum sells its switches worldwide through its direct sales force and a network of resellers and distributors.

Forward Looking Statements
This press release contains forward-looking statements relating to products, revenue, business relationships, and possible future operating results within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include the fact that the acquisition remains subject to various conditions that must be satisfied before consummation of the transaction, the challenges involved in integrating the acquired business into the operations of NET, success in building new sales channels and managing existing channels, and unanticipated or extraordinary expenses, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Issuance of Unregistered Securities

The number of shares of NET common stock to be issued to Quintum shareholders as the stock portion of the purchase price will be determined by dividing $20.5 million by the average closing price for one share of NET common stock during the ten consecutive trading days ending on and including the fifth day prior to the closing of the transaction. If such average price were to be equal to $14.18, which was the closing price of NET common stock on October 25, 2007, then the number of shares to be issued by NET as the stock portion of the purchase price would be 1,445,698 shares. The securities of NET being offered to security holders of Quintum have not been registered under the Securities Act, and are being offered only to certain security holders of Quintum pursuant to an exemption from the registration requirements of the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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